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                                                                  Exhibit (d)(5)

                            CALAMOS INVESTMENT TRUST

                                 March 30, 2006

Calamos Advisors LLC
2020 Calamos Court
Naperville, Illinois 60563

Ladies and Gentlemen:

     Re: Management Agreement

     Pursuant to paragraph 1(b) of the Management Agreement (the "Agreement") between Calamos Investment Trust and Calamos Advisors LLC dated December 13, 2004, we hereby notify you that the board of trustees of Calamos Investment Trust has established an additional Sub-Trust, designated Calamos Multi-Fund Equity, and has appointed you as Manager to act as manager and investment adviser to that Sub-Trust on the terms and conditions set forth in the Agreement, except that the Sub-Trust designated Calamos Multi-Fund Equity shall be not be subject to an advisory fee.

                                        Very truly yours,

                                        CALAMOS INVESTMENT TRUST


                                        By /s/ James S. Hamman, Jr.
                                           -------------------------------------
                                           James S. Hamman, Jr.
                                           Secretary

Appointment as Manager for the Sub-Trust designated Calamos Multi-Fund Equity accepted this 30th day of March, 2006.

                                        CALAMOS ADVISORS LLC


                                        By: /s/ Patrick Dudasik
                                            ------------------------------------
                                            Patrick Dudasik
                                            Executive Vice President and
                                            Chief Financial Officer